SUN RIVER ENERGY INC.

Sun River Energy, Inc. has entered into a Definitive Agreement to acquire all of the issued and outstanding shares of Raven Wing Resources, Inc. ("Raven Wing"), a private company, from Skana Capital Corp.(TSXV:SKN), for $3.5 million in cash and the assumption of $360 thousand in outstanding liabilities. Raven Wing will operate as a wholly owned subsidiary of Sun River Energy, Inc. ("Sun River").

The transaction will require an audit of Raven Wing in accordance with SEC Rules and is subject to receipt of such audit.

With this acquisition, Sun River is gaining intellectual property and associated oil and gas leases in four Project opportunities in the Sweet Grass Arch, Montana; Powder River Basin, Wyoming; and Wasatch Plateau, Utah. Sun River President, Jay Leaver states, "The Raven Wing acquisition offers a selection of projects including both oil and gas, at shallow to medium depths, with balanced risk profiles. Several of the drillable opportunities in the Raven Wing portfolio are step-outs and infill from existing production. We should be able to commence drilling on several locations within 6 months of closing this transaction."

The first project Sun River intends to develop will be in an underdeveloped shallow oil opportunity on the Sweet Grass Arch in Montana.
         Net Acres: ~4,200
         Maximum Well Depth: 2,500 ft. (Vertical)
         Completed Well Cost: $300,000
         Possible Net Wells: 210 (if fully developed on 20 acre spacing)

A second Raven Wing project Sun River can develop in tandem is an intermediate depth oil opportunity in the Powder River Basin, Wyoming.
         Net Acres: ~1,900
         Maximum Well Depth: 8,500 ft. (Vertical)
         Completed Well Cost: $1,000,000
         Possible Net Wells: 24 (if fully developed on 80 acre spacing)

The third Raven Wing opportunity is located on the Wasatch Plateau, Utah, and will target several layered potential gas reservoirs.
         Net Acres:  ~36,000
         Maximum Well Depth:  6,000 ft (Vertical)
         Completed Well Cost: $500,000 - $1.5 million (depth and completion dependent)
         Possible Net Wells:  up to 300

The fourth Raven Wing opportunity involves only intellectual property to a field infill and extension concept in the Powder River Basin, Wyoming. Raven Wing does not currently hold a land position in this opportunity and Sun River will need to establish one to proceed with this project.

The transaction is subject to Sun River Energy, Inc. arranging acceptable project financing, which it expects to do through its investment banker, Europa Securities, although no financing has been committed. Sun River management believes this transaction is a significant value acquisition because it provides the positive features of: 1) very low dilution to existing shareholders, 2) ready to drill, low risk, fully evaluated projects in the Rockies, and 3) the potential to develop oil production quickly.

"Sun River has assembled a very experienced team of oil executives, geologists and an acquisition group that have laid the groundwork to build a mid-size E&P oil and gas company in the Rocky Mountains and the continental U.S. in 2010," Mr. Leaver observes. "With the Raven Wing acquisition and our Colfax County, New Mexico Project, we are positioned favorably for rapid growth."

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements," as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the development, costs and results of our exploration program at our energy properties and any anticipated future production. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with petroleum exploration and development stage exploration companies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate.